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                                                                   EXHIBIT 24(b)


                    CERTIFICATE OF AUTHORITY AND INCUMBENCY
                              ORYX ENERGY COMPANY


     I, William C. Lemmer, hereby certify that I am Secretary of ORYX ENERGY COMPANY, a Delaware corporation, and that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of Oryx Energy Company on March 5, 1998:

          RESOLVED that the Annual Report of Sun Energy Partners, L.P. ("SEP) to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1997, prepared and to be filed by the Company as managing general partner of the SEP, is hereby approved in the form presented to this meeting as Exhibit E, subject to such revisions or amendments as may be approved by the Chief Financial Officer or the Controller to assure completeness, accuracy and compliance with applicable laws and regulations, and that each officer is hereby authorized to sign the Form 10-K on behalf of the Company.

     I further certify that these resolutions have not been revoked or amended, and are now in full force and effect.

     Executed this 18th day of March, 1998.

                                                      /s/ WILLIAM C. LEMMER
                                                      -----------------------
                                                      WILLIAM C. LEMMER